Exhibit 99.1 Chief Executive Officer Certification


                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Evan Brovenick, the Chairman of the Board and Chief Executive Officer of IBX Group, Inc. (the "Company"), hereby certifies that:

 The Company's Form 10-KSB Annual Report for the period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2003                    /s/ Evan Brovenick
                                        Evan Brovenick, Chairman and
                                        Chief Executive Officer